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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                FORM 8-K/A NO. 1

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 1999







                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-19442                06-1118515
(State or other jurisdiction)          (Commission            (IRS Employer
       of incorporation)                File Number)         Identification No.)


    800 Connecticut Avenue, Norwalk, Connecticut                  06854
       (Address of principal executive offices)                 (Zip Code)


                                 (203) 852-1442
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

    In connection with the completion of the Company's year-end closing, certain nonrecurring items that were previously classified as unusual charges and restructuring charges in the second quarter of 1998 were reclassified to operating and income tax captions in the 1998 statement of operations. A reclassification of unusual charges aggregating approximately $73.5 million was made related to charges taken in the second quarter for strengthening medical claim reserves, establishing reserves for losses on provider advances, and certain other asset impairment losses. A reclassification of restructuring charges aggregating $18.8 million was made related to the write-down of government program account receivables and accruals of certain litigation defense costs and other expenses. These reclassifications do not affect the reported net loss for the second quarter or for the full year of 1998, but do have the effect of increasing the second quarter medical loss ratio and administrative loss ratio from the levels previously reported and full year ratios are also slightly higher.

    Subsequent to the filing of the Company's Current Report on Form 8-K dated February 25, 1999, a reclassification of previously reported restructuring charges approximating $6.0 million was made related to certain deferred tax assets, which changes are now included in the 1998 statement of operations as reduction of the previously reported income tax benefit. Additionally, approximately $1.6 million of amortization of preferred stock issuance expenses was reclassified from accumulated deficit to additional paid-in capital. These reclassifications have no effect on the reported net loss for the second quarter or the full year of 1998.

                                                                                         Before                  After
Quarter ended June 30, 1998 (Dollars in thousands)                                  Reclassification       Reclassification
----------------------------------------------------------------------------------------------------------------------------
Total revenues                                                                         $  1,191,112            $  1,191,112
Health services expenses                                                                  1,188,265               1,256,214

Marketing, general and administrative expenses                                              203,659                 227,968

Restructuring charges                                                                       174,266                 149,470

Unusual charges                                                                             111,790                  38,341

Income tax expense                                                                                -                   5,957

Medical loss ratio                                                                           102.8%                  108.7%
Administrative loss ratio                                                                     17.6%                   19.6%


     The Company's revised balance sheets as of December 31, 1998 and 1997 and statements of operations for the three months and years ended December 31, 1998 and 1997 are attached as Exhibits hereto and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

         (c)   Exhibits

               99(a)  Revised Balance Sheets as of December 31, 1998 and 1997

               99(b) Revised Statements of Operations for the three months and years ended December 31, 1998 and 1997


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   OXFORD HEALTH PLANS, INC.


Date: March 19, 1999                               By:     /s/ KURT B. THOMPSON
                                                      --------------------------
                                                            KURT B. THOMPSON
                                                        Chief Accounting Officer


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX



Exhibit                                                                   Page
Number    Description of Document                                        Number
------    -----------------------                                        ------

  99(a)   Revised Balance Sheets as of December 31, 1998 and 1997           5

  99(b)   Revised Statements of Operations for the three months and         6
          years ended December 31, 1998 and 1997


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